UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 573-9700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations & Financial Conditions
On July 23, 2010, The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP)
announced fiscal 2010 first quarter results and launched a turnaround plan designed to strengthen A&P’s operating and financial foundation and enhance the customer experience. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
The Company is required to provide certain reconciliations to GAAP financial measures for any non-GAAP financial measures presented in our press releases and SEC filings. The Company uses the non-GAAP measures “Adjusted income (loss) from operations”, “Adjusted store operating, general administrative expense”, “EBITDA” and “Adjusted EBITDA” to evaluate the Company’s liquidity and performance of our business and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. Adjusted store operating, general and administrative expense is defined as reported store operating, general and administrative expense adjusted for items the Company considers nonoperating in nature. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization and discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the following, if applicable: (i) goodwill, long-lived asset and intangible asset impairment, (ii) net restructuring and other charges, (iii) real estate related activity, (iii) stock based compensation, (iv) pension withdrawal costs, (v) LIFO provision adjustments, (vi) nonoperating (loss) income and (vii) other items that management considers nonoperating in nature and excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted income from operations, Adjusted EBITDA and Adjusted store operating general and administrative expense are reconciled to Net Loss on Schedule 3 of this release. In addition, EBITDA and Adjusted EBITDA are reconciled to Net cash used in operating activities on Schedule 4 of this release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2010, Mr. Ronald Marshall, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”), was separated from the Company effective immediately. The Company has named Mr. Sam Martin as successor and Mr. Martin will assume the Chief Executive Officer responsibilities effective July 29, 2010.
Mr. Martin, age 53, joins the Company from OfficeMax Incorporated (“OfficeMax”), where he served as Executive Vice President and Chief Operating Officer since September 2007. In this role, Mr. Martin had responsibility for all areas of OfficeMax retail, contract and supply chain departments. Prior to joining OfficeMax, Mr. Martin served as Senior Vice President of Operations for Wild Oats Markets, Inc.

(“Wild Oats”) from January 2006 through September 2007 at which time Wild Oats was acquired by Whole Foods Market, Inc. Prior to joining Wild Oats, Mr. Martin served as Senior Vice President of Supply Chain for ShopKo Stores Inc. from April 2005 through December 2005 and Vice President of Distribution and Transportation from April 2003 to April 2005. From 1998 until 2003, he was Regional Vice President, Western Region, and General Manager for Toys “R” Us, Inc., responsible for operations including stores, distribution, and logistics.
On July 22, 2010, the Company entered into an Employment Agreement with Mr. Martin (the “Agreement”). Under the Agreement, Mr. Martin will serve as Chief Executive Officer and President of the Company commencing as of July 29, 2010 and will report to the Board of Directors of the Company. The Agreement provides for an employment period ending on July 31, 2013 but subject to automatic 12-month extensions unless either party gives written notice of non-extension at least 6 months in advance of the otherwise applicable extension. The Company will pay Mr. Martin an annual base salary of $1,000,000 and will provide him with $1,000,000 of term life insurance at Company expense. Mr. Martin will be eligible for an annual target bonus of at least 100% of base salary and a maximum bonus opportunity of at least 200% of base salary. Mr. Martin will receive an inducement grant under the Company’s 2008 Long-Term Incentive and Share Award Plan (the “LTIP”) on July 29, 2010 consisting of (i) performance-based restricted share units with respect to 750,000 shares of the Company’s common stock, vesting 1/3 on each of the three successive anniversaries of the grant date, (ii) time-vested restricted share units with respect to 375,000 shares of the Company’s common stock, vesting 1/4 on the first anniversary of the grant date and 3/4 on the third anniversary of grant date and (iii) stock options with respect to 375,000 shares of the Company’s common stock, becoming exercisable at the rate of 1/3 on each of the three successive anniversaries of the grant date. The Agreement provides that the Company will not make LTIP awards to Mr. Martin for its fiscal years beginning in 2010, 2011 or 2012 (unless the Compensation Committee in its sole discretion determines otherwise). The Company will pay Mr. Martin a cash bonus in the amount of $276,000 on February 28, 2011 provided that either (i) he remains in the employment of the Company through February 28, 2011 or (ii) his employment with the Company terminates before February 28, 2011 for any reason other than termination by the Company for Cause (as defined in the Agreement) or termination by him without Good Reason (as defined in the Agreement).
Under the Agreement, if Mr. Martin’s employment is terminated by the Company for Performance (as defined in the Agreement) after March 1, 2012, he will be entitled (subject to execution of a release) to continue to receive his base salary and medical benefits for 12 months. Also, under the Agreement, if Mr. Martin’s employment is terminated by the Company other than for Performance after March 1, 2012, Cause or Permanent and Total Disability (as such terms are defined in the Agreement) or Mr. Martin terminates his employment for Good Reason (as defined in the Agreement), he will be entitled (subject to execution of a release) (i) to receive his base salary, average annual bonus and medical, life insurance and (if reasonably commercially available) long-term disability benefits for 24 months and (ii) to receive a pro rata bonus for the year of termination of employment. The Agreement contains confidentiality, non-competition and non-solicitation provisions.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
There are no other arrangements or understandings between Mr. Martin and any other person pursuant to which he was selected as Chief Executive Officer. The Company is not aware of any transaction in which Mr. Martin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated July 23, 2010: “The Great Atlantic & Pacific Tea Company, Inc. Announces Removal of Ron Marshall as President and Chief Executive Officer effective July 26, 2010”

10.1	Employment Agreement by and between The Great Atlantic & Pacific Tea Company, Inc. and Sam Martin, dated as of July 22, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: July 23, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel